Exhibit 10.1 -- Agreement and Fourth Amendment to Bridge Securities Purchase Agreement among Visual Edge and certain of its stockholders


                    AGREEMENT AND FOURTH AMENDMENT TO BRIDGE
               SECURITIES PURCHASE AGREEMENT AND RELATED DOCUMENTS


     THIS AGREEMENT AND FOURTH AMENDMENT TO BRIDGE SECURITIES PURCHASE AGREEMENT AND RELATED DOCUMENTS (the "Fourth Amendment") dated as of July 13, 2000 among VISUAL EDGE SYSTEMS, INC., a Delaware corporation (the "Company"), INFINITY INVESTORS LIMITED ("Infinity"), SUMMIT CAPITAL LIMITED ("Summit") and GLACIER CAPITAL LIMITED ("Glacier") (Infinity, Summit and Glacier being collectively referred to as the "Purchasers").


                                R E C I T A L S:

               A. The Company and the Purchasers (directly or through entities which previously assigned their interests therein to Purchasers) have entered into that certain Bridge Securities Purchase Agreement dated as of June 13, 1997 (the "Initial Purchase Agreement"), as amended by that certain First Amendment to Bridge Securities Purchase Agreement and Related Documents (the "First Amendment") dated as of December 31, 1997, as further amended by that certain Agreement and Second Amendment to Bridge Securities Purchase Agreement and Related Documents (the "Second Amendment") dated as of March 27, 1998, and as further amended by that certain Third Amendment to Securities Purchase Agreement and Related Documents (the "Third Amendment") dated as of December 29, 1998 (collectively, the Initial Purchase Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, being referred to herein as the "Purchase Agreement").

               B. The Convertible Notes (as defined below) matured on June 13, 2000 and are due and payable in full by the Company to the Purchasers.

               C. The Purchasers have loaned to the Company an aggregate of $180,000 since January 1, 2000, which loans are now due and payable in full (collectively, the "$180,000 Loan").

               D. The Company is in need of additional capital and is seeking to consummate a financing transaction through a sale of the Company's securities in an amount which will provide at least $4 million of net proceeds to the Company (a "Financing Transaction"). The Company has determined that consummation of any such Financing Transaction on terms favorable to the Company and its stockholders will require the Purchasers to convert their Convertible Instruments (as defined below) into shares of common stock of the Company (the "Common Stock") contemporaneous with or immediately preceding consummation thereof. In addition, the Company has requested that the Purchasers provide certain bridge financing while the Company continues its efforts to consummate such Financing

          Transaction. Further, in order to provide certainty as to the Company's capital structure while the Company attempts to consummate a Financing Transaction, the Company desires to amend the Conversion Price (as defined below) of the Convertible Instruments to provide a fixed Conversion Price rather than the current Conversion Price of 77.5% of the average market price over a trading range of the Company's Common Stock, such amendment to be effective upon the satisfaction of each of the Conditions Precedent (as defined below) specified herein.

               E. Consistent with the foregoing Recitals, the Company has requested that the Purchasers (i) loan to the Company an additional $39,000, which loan shall be due and payable in full on or before July 31, 2000 (the "$39,000 Loan"), (ii) extend the maturity date of the Convertible Notes and the $180,000 Loan and forbear from exercising certain of their rights under the Purchase Agreement, (iii) agree to commit to convert, effective upon the satisfaction of each of the Conditions Precedent specified herein, the Convertible Instruments, together with all accrued interest and dividends thereon, into shares of Common Stock of the Company at the amended Conversion Price specified herein, (iv) agree to a moratorium on the conversion of the Convertible Instruments on the terms specified herein and (v) agree to a moratorium on the exercise of their demand registration rights, and to waive compliance by the Company with certain provisions, under the Registration Rights Agreement dated June 13, 1997.

               F. The Purchasers are willing to agree with the Company's requests on the terms specified herein.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions. Capitalized terms used in this Fourth Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Purchase Agreement. In addition:

     (a) "Conversion Price" shall mean the price at which the Convertible Instruments shall be converted into Common Stock.

     (b) "Convertible Instruments" shall mean collectively the Convertible Notes and the Preferred Stock, as such terms are defined in the Purchase Agreement.


                                   ARTICLE II

                            Agreements of the Parties

     Section 2.1 Conversion Price. The Company and the Purchasers hereby agree that the Conversion Price shall, upon satisfaction of the Conditions Precedent set forth in Article 3 hereof, be amended to be twenty five cents ($.25) per share of Common Stock, such that each dollar value of the Convertible Instruments (which, for purposes of the Preferred Stock, shall be calculated as the


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


Liquidation Preference thereof multiplied by the number of shares of Preferred Stock converted) shall be convertible into four (4) shares of Common Stock. Until the Conditions Precedent set forth in Article 3 have been satisfied, the Conversion Price shall remain unaltered as set forth in the Purchase Agreement.

     Section 2.2 Adjustment for Reverse Stock Split. The Conversion Price shall be adjusted upon the occurrence of the Reverse Stock Split (as defined below). By way of illustration, if the Reverse Stock Split is 1 for 6, the Conversion Price shall be adjusted from twenty five cents ($.25) per share to one dollar and fifty cents ($1.50) per share of Common Stock.

     Section 2.3 Extension of Maturity Dates. The Company and the Purchasers hereby agree that the maturity date of the Convertible Notes shall be extended until July 31, 2000, and the maturity date of the $180,000 Loan shall be extended until the earlier to occur of the Closing Date (as defined below) or July 31, 2000.

     Section 2.4 $39,000 Loan. Infinity hereby agrees to make the $39,000 Loan to the Company, and the Company hereby agrees to execute and deliver to Infinity the Promissory Note in the form attached hereto as Exhibit A evidencing the $39,000 Loan. The Company acknowledges and agrees that the $180,000 Loan and the $39,000 Loan are each secured by all of the collateral and security interests granted to the Purchasers by the Company and its subsidiaries applicable to the Convertible Notes as contemplated by the Purchase Agreement.

     Section 2.5 Conversion of Convertible Instruments. The Purchasers hereby covenant and agree that upon satisfaction of each Condition Precedent or the waiver thereof by the Purchasers, each Purchaser shall convert all of its respective Convertible Instruments (including all accrued and unpaid interest and dividends payable thereon) into Common Stock (the "Conversion Shares") at the Conversion Price of twenty five cents ($.25) per share (before giving effect to the Reverse Stock Split). The total number of Conversion Shares to be issued to the Purchasers, assuming the Closing Date is July 31, 2000, would be as follows:

          ============================================ ================ ============== =============
                                                         Infinity          Catalyst       Glacier
          -------------------------------------------- ---------------- -------------- -------------
          Liquidation  Preference of Preferred  Stock
          (4,373  shares in the  aggregate  remaining
          outstanding)                                 $2,773,000          800,000          800,000
          -------------------------------------------- ---------------- -------------- -------------
          Principal of Convertible Notes               $1,100,000          200,000          200,000
          -------------------------------------------- ---------------- -------------- -------------
          Accrued Interest  (calculated  through July
          31, 2000)                                    $  261,800           47,600           47,600
          -------------------------------------------- ---------------- -------------- -------------
          Accrued Dividends  (calculated through July
          31, 2000)                                    $  291,165           84,000           84,000
          -------------------------------------------- ---------------- -------------- -------------
          Total Conversion Amount                      $4,425,965        1,131,600        1,131,600
          -------------------------------------------- ---------------- -------------- -------------
          Total  Conversion   Shares  Issued  (before
          giving effect to the Reverse Stock Split)    17,703,860        4,526,400        4,526,400
          ============================================ ================ ============== =============

     Section 2.6 Moratorium on Conversion and Foreclosure. The Purchasers hereby covenant and agree to refrain from converting their respective Convertible Instruments into shares of Common Stock or exercising any other remedies as a lender and secured party available to them under the Purchase Agreement, the Security Agreement or any other Financing Document until the earlier to occur of
(i) August 9, 2000 or (ii) satisfaction of each Condition Precedent set forth in
Article 3 (a "Moratorium"); provided however, that should a Sale Event occur after the date hereof


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


and prior to the earlier to occur of these events, then the Moratorium shall not apply and the Purchasers shall, at their sole option, be authorized to convert their respective Convertible Instruments into shares of Common Stock in connection with the consummation of the Sale Event.


                                   ARTICLE III

                              Conditions Precedent

     The amendment to the Conversion Price as set forth in Section 2.1 of this Fourth Amendment, and the agreement of the Purchasers to convert their Convertible Instruments into shares of Common Stock at such amended Conversion Price as set forth in Section 2.5 of this Fourth Amendment are each subject to the conditions precedent (the date of satisfaction of such events being referred to as the "Closing Date") (the "Conditions Precedent") that on or before the Closing Date the Purchasers shall have received all of the following in form and substance acceptable to it and its counsel (each or any of which Conditions Precedent may be waived by the Purchasers in their sole and absolute discretion):

     (a) Evidence of the consummation by the Company of a reverse stock split (the "Reverse Stock Split") of at least one for four, on terms acceptable to the Company and each of the Purchasers, in their sole and absolute discretion;

     (b) Evidence of the filing of an amendment to the Company's charter (following stockholder approval, if required) to reflect (i) the Reverse Stock Split, (ii) the amendment of the Conversion Price contemplated herein, and (iii) any other items required to effect the transactions contemplated to occur on the Closing Date.

     (c) Evidence of the clarification of the terms of the Convertible Instruments if necessary and consistent with the terms of the Third Amendment, to provide that the Purchasers may convert accrued and unpaid interest and dividends thereon into shares of Common Stock at the Conversion Price;

     (d) Evidence of the consummation of a Financing Transaction on terms satisfactory to the Company and each of the Purchasers, in their sole and absolute discretion;

     (e) Consummation of the sale by Infinity of its Conversion Shares (and all other shares of Common Stock owned by Infinity) to Entertainment Education Enterprises Corporation (or its designee) on terms acceptable to each of Infinity and Entertainment Education Enterprises Corporation, in their sole and absolute discretion;

     (f) Evidence of the engagement by the Company of Pierre Koshakji and Johann Schotte as officers of the Company on terms acceptable to each of the Purchasers, the Company and Messrs. Koshakji and Schotte;

     (g)  Payment in full of the $39,000 Loan by the Company;

     (h) Either payment in full of the $180,000 Loan by the Company or the restructuring of the terms of the $180,000 Loan on terms acceptable to the Company and the Purchasers, in their sole and absolute discretion;

     (i) Evidence of the consummation of an investment by the Company in Hencie.com, Inc. in exchange for an equity interest therein on terms acceptable to the Purchasers and the Company, in their sole and absolute discretion; and

     (j) Payment to the Purchasers by the Company of the fees and expenses of its counsel pursuant to Section 5.9 hereof.


                                   ARTICLE IV

          Ratification; Representations and Warranties; Acknowledgments

     Section 4.1 Ratification. The terms and provisions of the Financing Documents, as modified by this Fourth Amendment, are ratified and confirmed and shall continue in full force and effect. The Company acknowledges and agrees that each of the Financing Documents, as amended hereby, is and shall remain in full force and effect and is and shall continue to be the legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms. The Company further acknowledges and agrees that the Promissory Notes evidencing the $180,000 Loan and the $39,000 Loan are each Financing Documents, as contemplated by the Purchase Agreement.

     Section 4.2 Representations and Warranties. The Company hereby represents and warrants to the Purchasers that: (a) the execution, delivery and performance of this Fourth Amendment and all other transactions and documents contemplated hereby have been authorized by all requisite corporate action on the part of the Company; (b) this Fourth Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to or limited by liquidation, bankruptcy, conservatorship, insolvency, reorganization, rearrangement, moratorium or other similar law relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (c) there is no provision of law, in the charter or bylaws of the Company, and no provision of any existing mortgage, contract, lease, indenture or agreement binding on the Company, which would be contravened by the making or delivery of this Fourth Agreement, or by the performance or observance of any of the terms hereof; and (d) the execution, delivery and performance of this Fourth Agreement and the transactions contemplated hereby do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, of stockholders, or of any other party, or, if such approval or consent is required, the same has been obtained.

     Section 4.3 Representations and Warranties of Purchasers. Each of the Purchasers hereby represents and warrants to the Company that: (a) the execution, delivery and performance of this Fourth Amendment and all other transactions and documents contemplated hereby have been authorized by all requisite action on the part of such Purchaser, (b) this Fourth Amendment constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to or limited by liquidation, bankruptcy, conservatorship, insolvency, reorganization, rearrangement, moratorium or other similar law relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c) there is no Purchaser, and no provision of any existing mortgage, contract, lease, indenture or agreement


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


binding on such Purchaser, which would be contravened by the making or delivery of this Fourth Amendment, or by the performance or observance of any of the terms hereof; and (d) the execution, delivery and performance of this Fourth Amendment and the transactions contemplated hereby do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, of stockholders, or of any other party, or, if such approval or consent is required, the same has been obtained.

     Section 4.4 Acknowledgments by the Company. The Company hereby acknowledges that (a) Arter & Hadden LLP has acted as counsel solely for the Purchasers in connection with the negotiation and preparation of this Fourth Amendment and that the Company has been represented by its independent counsel with respect to such matters and (b) John Wagner and Keith Benedict, directors of the Company, have, in such capacity, abstained from any involvement in the discussions, deliberations and voting in any way relating to the approval by the Company of this Fourth Amendment.

     Section 4.5 Registration Rights. The Registrable Securities defined in the Registration Rights Agreement dated June 13, 1997 shall be amended promptly after the conversion contemplated by Section 2.5 to include all shares of Common Stock now owned by the Purchasers and their assignees and all shares issuable upon conversion of the Convertible Instruments. In addition, the Purchasers hereby agree to forebear from exercising any demand registration rights under the Registration Rights Agreement until December 31, 2000 and hereby waive compliance by the Company of its obligations under Section 2.3 of such Registration Rights Agreement until December 31, 2000.


                                    ARTICLE V

                                  Miscellaneous

     Section 5.1 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made in this Fourth Amendment or any other document furnished in connection with this Fourth Amendment shall survive the execution and delivery of this Fourth Amendment, and no investigation by the Purchasers or any closing shall affect the representations, warranties and covenants or the right of the Purchasers to rely upon them.

     Section 5.2 References to Financing Documents. The Financing Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Financing Documents, as amended hereby, are hereby amended so that any reference therein to the Financing Documents shall mean a reference to the Financing Documents as amended hereby.

     Section 5.3 Further Assurances. The Company and each Purchaser hereby agree that at any time and from time to time, upon the written request of the other party, it will execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to fully effect the purposes of this Fourth Amendment.

     Section 5.4 Severability. Any provision of this Fourth Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Fourth Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.


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


     Section 5.5 Applicable Law. This Fourth Amendment and all other documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York.

     Section 5.6 Successors and Assigns. This Fourth Amendment is binding upon and shall inure to the benefit of the Purchasers and the Company, and their respective successors and assigns, except the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Purchasers.

     Section 5.7 Effect of Waiver. No consent or waiver, express or implied, by the Purchasers to or for any breach of or deviation from any covenant, condition or duty by the Company shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 5.8 ENTIRE AGREEMENT. THE PURCHASE AGREEMENT AS AMENDED HEREBY, THE OTHER FINANCING DOCUMENTS AND ALL AGREEMENTS EXECUTED IN CONNECTION WITH THIS FOURTH AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 5.9 Fees and Expenses. The Company agrees to pay: (a) all of its own fees and expenses incurred in connection with this Fourth Amendment; and (b) all fees and expenses of counsel incurred by Purchasers in connection with the negotiation and preparation of this Fourth Amendment and each other agreement and document contemplated by this Fourth Amendment (including, without limitation, the agreements and documents required to satisfy each Condition Precedent).

     Section 5.10 Headings. The headings, captions, and arrangements used in this Fourth Amendment are for convenience only and shall not affect the interpretation of this Fourth Amendment.


                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Amendment as of the date first written above.



                                        VISUAL EDGE SYSTEMS, INC.


                                        By:   /s/ Thomas Peters
                                              ----------------------------------

                                        Name: Thomas Peters
                                              ----------------------------------

                                        Title: President
                                              ----------------------------------


                                        INFINITY INVESTORS LIMITED


                                        By:   /s/ James E. Martin
                                              ----------------------------------

                                        Name: James E. Martin
                                              ----------------------------------

                                        Title: Director
                                              ----------------------------------


                                        SUMMIT CAPITAL LIMITED


                                        By:   /s/ J.A. Loughran
                                              ----------------------------------

                                        Name: J.A. Loughran
                                              ----------------------------------

                                        Title: Director
                                              ----------------------------------

                                        GLACIER CAPITAL LIMITED


                                        By:   /s/ J.A. Loughran
                                              ----------------------------------

                                        Name: J.A. Loughran
                                              ----------------------------------

                                        Title: Director
                                              ----------------------------------


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